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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (number 33-14261 and 33-24516 and 333-36777) of System Software Associates, Inc. and in the Prospectus constituting part of the Registration Statement on Form S-3 (numbers 33-62207, 33-64551, 333-06647, 333-09463,
333-21561, 333-29355, 333-31271, 333-35195, and 333-35771) of System Software
Associates, Inc. of our report dated January 7, 1997 except as to paragraph 3 of Note 12 which is as of January 29, 1997, appearing on page F-3 of this form 10-K.

/s/ Price Waterhouse LLP
----------------------
Price Waterhouse LLP

Chicago, Illinois
January 26, 1998